Exhibit 107

Calculation of Filing Fee Tables

F-3
(Form Type)

TROOPS, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.004 per share(1)
	Equity	Preferred Shares, par value $0.001 per share(1)
	Debt	Debt Securities(1)
	Other	Warrants(1)
	Other	Units(1)
	Other	Rights(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$100,000,000	0.0001102	$11,020

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$100,000,000		$11,020
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$11,020

(1)      There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $100,000,000. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares or debt securities, the preferred shares may be convertible into or exchangeable for ordinary shares and debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the other types of securities offered under this prospectus in one or more series.

(2)      Pursuant to General Instruction 2(iii)(b) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.

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